UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.     Unregistered Sale of Equity Securities.

On March 27, 2013, Lexington Realty Trust (the “Trust”) issued an aggregate 1,118,015 shares of beneficial interest, par value $0.0001 per share, classified as common stock (“Common Shares”) upon conversion of an aggregate $7,750,000 original principal amount of the Trust's 6.00% Convertible Guaranteed Notes due 2030 (the “2010 Convertible Notes”) at the stated current conversion rate of 144.2599 Common Shares per $1,000 principal amount of the 2010 Convertible Notes. The issuance was pursuant to (1) Conversion Agreements, dated as of March 26, 2013, and (2) an exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. In connection with the conversion, the Trust made an aggregate cash payment to the converting holders in the amount of $387,500, plus accrued and unpaid interest with respect to the 2010 Convertible Notes being converted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: March 28, 2013	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer